Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256190

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 24, 2021)

$10,400,000

Class A Ordinary Shares

We have entered into a sales agreement with US Tiger Securities, Inc., or US Tiger, dated December 17, 2021, relating to the sale of our Class A ordinary shares offered by this prospectus supplement. Under this prospectus supplement we may offer and sell Class A ordinary shares, $0.0001 par value per share, having an aggregate offering price of up to $10,400,000 from time to time through or to US Tiger, acting as our agent. Sales of our Class A ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. US Tiger is not required to sell any specific amount, but will act as our distribution agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The compensation to the US Tiger for sales of Class A ordinary shares under the sales agreement will be at maximum commission rates ranging from 1.0% to 3.0% of the gross sales price per share, depending upon the aggregate sales proceeds raised by the sales agent under the sales agreement. The net proceeds, if any, that we receive from the sales of our Class A ordinary shares will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-23 for additional information regarding the compensation to be paid to US Tiger in connection with the sale of the Class A ordinary shares on our behalf, US Tiger will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of US Tiger will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to US Tiger with respect to certain liabilities, including liabilities under the Securities Act.

You should read this prospectus supplement in conjunction with the accompanying base prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the accompanying base prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying base prospectus, including any supplements and amendments thereto.

As of the date hereof, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was approximately $31.2 million based on 18,103,355 Class A Ordinary Shares and 5,497,715 Class B Ordinary Shares outstanding as of December 16, 2021, of which 16,172,819 Class A Ordinary Shares and 0 Class B Ordinary Shares were held by non-affiliates, and a per share price of $1.93, which was the last reported price on the NASDAQ Capital Market of our Class A Ordinary Shares on December 1, 2021. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and accordingly we may sell up to $10,404,513.56 of our Class A Ordinary Shares hereunder. Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZCMD.” On December 16, 2021, the closing price for our Class A ordinary shares, as reported on the Nasdaq Capital Market, was $1.79 per share. Our principal executive offices are located at Nanxi Creative Center, Suite 218, 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-12 and the corresponding sections in the accompanying base prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TIGER BROKERS

The date of this Prospectus Supplement is December 17, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying base prospectus relate to the offering of Class A ordinary shares. Before buying any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement may add, update, or change information in the accompanying base prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and US Tiger has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and US Tiger is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

COMMONLY USED DEFINED TERMS

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China, all references to “HKD” is to the legal currency of Hong Kong, and all references to “USD,” and “U.S. dollars” are to the legal currency of the United States;

●	“China” and “PRC” refer to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau, Taiwan and Hong Kong;

●	“Class A Ordinary Shares” refers to our Class A ordinary shares, $0.0001 par value per share;

●	“Class B Ordinary Shares” refers to our Class B ordinary shares, $0.0001 par value per share;

●	“Controlling Shareholder” refers to Mr. Weiguang Yang, the CEO of the Company;

●	Depending on the context, the terms “we,” “us,” “our company,” “our”, “Zhongchao” and “Zhongchao Cayman” refer to Zhongchao Inc., a Cayman Islands exempted company, and its subsidiaries and affiliated companies;

●	“Horgos Zhongchao Medical” refers to Horgos Zhongchao Medical Technology Co., Ltd., a PRC company, which cancelled its registration on May 11, 2020;

●	“Horgos Zhongchao Zhongxing” refers to Horgos Zhongchao Zhongxing Medical Technology Co., Ltd., a PRC company, which cancelled its registration on September 16, 2020;

●	“mobile MAUs” are the number of unique IP address that various mobile devices having access to our MDMOOC mobile app or Sunshine Health Forums from mobile end at least once during a month. The numbers of our mobile MAUs are calculated using internal company data that has not been independently verified, and we treat each distinguishable device IP address as a separate user for purposes of calculating mobile MAUs, although inaccuracy may result from the possibility that one mobile device may have more than one IP addresses;

●	“monthly UVs” of MDMOOC website, MDMOOC.org, or the website of our Sunshine Health Forums, ygjkclass.com, are to the number of unique IP address that various internet browsers apply to access our websites, from either PC end or mobile end, at least once during a month. The numbers of our monthly UVs of our websites are calculated using internal company data that has not been independently verified, and we treat each distinguishable IP address as a separate user for purposes of calculating monthly UVs, although inaccuracy may result from the possibility that some individuals may have more than one IP address and/or share the same IP address with other individuals to access our platform;

●	“NFP(s)” refers to not-for-profit organizations;

●	“SAIC” refers to State Administration for Industry and Commerce in China and currently known as State Administration for Market Regulation;

●	“Shanghai Huijing” refers to Shanghai Huijing Information Technology Co., Ltd., a PRC company;

●	“Shanghai Jingyi” or “Shanghai Zhongxin” refers to Shanghai Zhongxin Medical Technology Co., Ltd, a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 16, 2020.

●	“Shanghai Maidemu” refers to Shanghai Maidemu Cultural Communication Corp., a PRC company;

●	“Shanghai Xingzhong” refers to Shanghai Xingzhong Investment Management LP, a PRC company;

●	“Shanghai Zhongxun” refers to Shanghai Zhongxun Medical Technology Co., Ltd., a PRC company;

●	“Zhongchao BVI” refers to Zhongchao Group Inc., a British Virgin Island company;

●	“Zhongchao HK” refers to Zhongchao Group Limited, a Hong Kong company;

●	“Zhongchao Shanghai” or “VIE” refers to Zhongchao Medical Technology (Shanghai) Co., Ltd., a PRC company;

●	“Zhongchao WFOE” refers to Beijing Zhongchao Zhongxing Technology Limited, a PRC company;

●	“Beijing Boya” refers to Beijing Zhongchao Boya Medical Technology Co., Ltd., a PRC company;

●	“Liaoning Zhixun” refers to Zhixun Internet Hospital (Liaoning) Co., Ltd., a PRC company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the direct and indirect impact of the novel coronavirus, or COVID-19, on our business and operations;

●	our ability to continue normal operations and interactions with our users during the COVID-19 pandemic;

●	our dependence upon external sources for the financing of our operations;

●	our ability to obtain and maintain our strategic collaborations and to realize the intended benefits of such collaborations;

●	our ability to effectively execute our business plan;

●	our ability to continue to innovate and develop new products;

●	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

●	our ability to manage the growth of our operations over time;

●	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

●	our ability to gain and maintain regulatory approvals;

●	our ability to maintain relationships with existing customers and develop relationships with new customers; and

●	our ability to compete and succeed in a highly competitive and evolving industry.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 3D. Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F for the period ended December 31, 2020, and our Current Reports on Form 6-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference that include forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

Overview

We are not a Chinese operating company but rather a holding company incorporated as an exempted company in Cayman Islands on April 16, 2019 (“Zhongchao Cayman”). We have no substantive operations other than holding all of the issued and outstanding shares of Zhongchao Group Inc., or Zhongchao BVI, established under the laws of the British Virgin Islands on April 23, 2019.

Zhongchao BVI is also a holding company holding all of the outstanding equity of Zhongchao Group Limited, or Zhongchao HK, which was established in Hong Kong on May 14, 2019. Zhongchao HK is also a holding company holding all of the outstanding equity of Beijing Zhongchao Zhongxing Technology Limited, or Zhongchao WFOE, which was established on May 29, 2019 under the laws of the PRC. As a holding company with no material operations of our own, we conduct a substantial majority of our operation through our wholly owned subsidiary, Beijing Zhongchao Zhongxing Technology Limited, a PRC company (“Zhongchao WFOE”) and a variable interest entity in China, Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai” or the “VIE”) and its subsidiaries. Due to the existing contractual arrangement, or the “VIE agreements”, among Zhongchao WFOE, Zhongchao Shanghai’s shareholders, and Zhongchao Shanghai, we are able to consolidate the financial results of Zhongchao Shanghai under the U.S. GAAP, however, we do not hold equity interest in Zhongchao Shanghai.

This is an offering of the Class A Ordinary Shares of the offshore holding company in Cayman Islands, instead of shares of Zhongchao Shanghai in China, therefore, you will not directly hold equity interests in Zhongchao Shanghai.

Zhongchao WFOE, Zhongchao Shanghai, and the shareholders of Zhongchao Shanghai entered into a series of agreements on August 14, 2019 and September 10, 2020. VIE Agreements include the Equity Interest Pledge Agreement, the Proxy Agreement and Power of Attorney, the Spouse Consent Letters, the Master Exclusive Service Agreement, Business Cooperation Agreement, Exclusive Option Agreement. We control and receive the economic benefits of Zhongchao Shanghai’s business operations through VIE Agreements among Zhongchao Shanghai, the shareholders of Zhongchao Shanghai, and Zhongchao WFOE through the VIE Agreements, dated August 1, 2020 and September 10, 2020, which have not been tested in a court of law. Through the VIE Agreements among Zhongchao WFOE, Zhaongchao Shanghai and Zhongchao Shanghai’s shareholders, we are regarded as the primary beneficiary of Zhongchao Shanghai, and, therefore, we are able to consolidate the financial results of Zhaongchao Shanghai in our consolidated financial statements in accordance with U.S. GAAP.

Because we do not directly hold equity interests in our VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on value-added telecommunication services and certain other businesses, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Class A Ordinary Shares may depreciate significantly or become worthless.

Because we do not have ownership of Zhongchao Shanghai, we must rely on the shareholders of Zhongchao Shanghai, with our chief executive officer controlled 76.4% equity interest in Zhongchao Shanghai, to comply with their contractual obligations. For a description of our corporate structure and VIE contractual arrangements, see "Corporate History and Structure." See also "Risk Factors - Risks Related to Our Corporate Structure" and "Risk Factors - Risks Related to Doing Business in China."

We are subject to certain legal and operational risks associated with our VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our VIE’s operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We believe Zhoangchao Shanghai may not be subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) if the draft Measures for Cybersecurity Censorship becomes effective as they are published, because (i) we do not maintain, nor do we intend to maintain in the future, personally identifiable health information of patients and healthcare experts in China; and (ii) data processed in our business is less likely to have a bearing on national security, thus it may not be classified as core or important data by the authorities. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and continually list on the Nasdaq Capital Market.

The following charts summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries before this offering.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each one of the shareholder of the Company given that each Class B Ordinary Share will be entitled to 15 votes as compared to Class A Ordinary Share, each one of which will be entitled to 1 vote.

(1)	Represents 5,497,715 Class B Ordinary Shares held by Mr. Weiguang Yang (“Yang”), the 100% owner of More Healthy Holding Limited (“More Healthy”).

(2)	Represents an aggregate of 10,988,809 Class A Ordinary Shares including 9,638,741 Class A Ordinary Shares held by 11 shareholders of Company, each one of which holds less than 5% voting ownership interests of the Company, as of the date of this prospectus supplement and 1,350,068 Class A Ordinary Shares to be issued upon exercise of the HF Warrant. See footnote 3 below.

(3)	In order to directly hold equity interest in the Company, HF Capital Management Delta, Inc. (“HF Capital”) has to complete certain registration and obtain approval with local governmental authority in PRC. As a part of reorganization and due to the aforementioned factor, HF Capital was granted a warrant to purchase 1,350,068 Class A Ordinary Shares of the Company at a price $0.0001 per share or such other amount agreed by the Company and HF Capital at a grant price of RMB 20,000,000 (approximately USD$2.9 million) conditioned upon (i) HF Capital completes necessary registration and obtains approval with local governmental authority in PRC for its direct investment in the Company and (ii) Zhongchao Shanghai shall have paid HF Capital RMB 20,000,000 as returned capital contribution in Zhongchao Shanghai. The above chart assumes that HF Capital has not exercised such warrant.

(4)	Represents RMB 2.74 million (approximately USD$0.4 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus supplement.

(5)	Represents RMB 9.70 million (approximately USD$1.4 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus supplement.

(6)	Represents RMB 1.35 million (approximately USD$0.2 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus supplement.

(7)	Represents RMB 3.00 million (approximately USD$0.4 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus supplement. Shanghai Xingzhong Investment Management LP. Ltd., a limited partnership incorporated under the PRC laws (“Shanghai Xingzhong”), the general partner of which is Weiguang Yang. As the general partner of Shanghai Xingzhong, Weiguang Yang exercises the voting rights with respect to the shares held by Shanghai Xingzhong.

(8)	Represents RMB 1.35 million (approximately USD$0.2 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus supplement.

(9)	Beijing Boya was incorporated under the PRC laws on April 27, 2020, of which 70% of its equity was owned by Zhongchao Shanghai and 30% of its equity was entrusted to Zhongchao Shanghai by the other shareholder Zhengbo Ma through a certain share entrustment agreement on April 27, 2020.

(10)	Shanghai Zhongxin, a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 16, 2020. On October 12, 2020, two shareholders of Shanghai Jingyi, Li Dai and Hegang Ma, transferred their shares to Mr. Weiguang Yang. As a result, Mr. Weiguang Yang holds 49% of Shanghai Jingyi’s equity and Zhongchao Shanghai holds 51% of its equity. On November 1, 2020, Mr. Weiguang Yang transferred certain parts of his shares to Zhongchao Yixin and Zhongren Yixin. As a result, Mr. Weiguang Yang, Zhongchao Yixin, and Zhongren Yixin hold 19%, 20% and 10% of the equity interest of Shanghai Jingyi, respectively. Through certain entrustment agreements, Mr. Weiguang Yang, Zhongchao Yixin and Zhongren Yixin hold 19%, 20% and 10% of the equity interest of Shanghai Jingyi on behalf of Shanghai Zhongxun, respectively. As a result, Shanghai Zhongxun owns 100% of Shanghai Zhongxin’s equity interest.

Company Information

Our Company

Through Zhongchao Shanghai and its subsidiaries, we operated as a provider of healthcare information, education, and training services to healthcare professionals and the public in China. We offer a wide range of online and onsite health information services, healthcare education programs, and healthcare training products, consisting primarily of clinical practice training, open classes of popular medical topics, interactive case studies, academic conference and workshops, continuing education courses, and articles and short videos with educational healthcare content to healthcare professionals as well as the public. The services, programs, and products that we provide:

●	make it easier for healthcare professionals to access healthcare reference sources, stay abreast of the latest medical information, learn about new treatment options, earn continuing medical education credits and communicate with peers; and

●	enable the public to obtain health information on a particular disease or condition, offer content on topics of individual interest, improve public health consciousness, and promote people’s lifestyle.

Through Zhongchao Shanghai, we provide healthcare information, education, and training services to the healthcare professionals under our “MDMOOC” brand, which we believe is one of the leading consumer brands in China’s healthcare training and education sector, as evidenced by the Securities Research Report on online medical care industry by Essence Securities Co., Ltd., a company provides securities services throughout China, where we are considered as one of the main and typical public company proving medical training with doctor interactive and online training platform and leading the Internet medical education industry. We provide our healthcare educational content to the public via our “Sunshine Health Forums”, which, based on the amount of the registered users and daily review volume, we believe is one of the largest platforms in China, for general healthcare knowledge and information to the public.

We commenced our operation, through Zhongchao Shanghai, in August 2012 with a vision to offer a wide range of accessible and immediate healthcare information and continuous learning and training opportunities for Chinese healthcare professionals. Since our inception, we have focused on developing our information, education, and training programs to address the needs in the healthcare industry in China; and developing online platforms and onsite activities to deliver our information services, education programs and training products.

In July 2020, we launched, via Zhongchao Shanghai, focused patient management services to hospitals, pharmacies, pharmaceutical enterprises and non-profit organizations and insurance companies via “Zhongxun”. In May 2021, Zhongchao Shanghai launched patient management service on the professional field of tumor and rare diseases via “Zhongxin”.

MDMOOC-Healthcare Information, Education, and Training for Professionals

Online Platforms

We launched our first online platform in a form of website, www.mdmooc.org, via Zhongchao Shanghai, under our “MDMOOC” brand in 2013 to provide information, education, and training services to physicians and allied healthcare professionals, such as pharmacists and nurses primarily located in China, via Internet-Plus solutions. Internet Plus refers to the applications of the internet and other information technology in conventional industries, such as manufacturing, education and healthcare. It is an incomplete equation where various internet (mobile, cloud computing, big data or Internet of Things) can be added to other traditional fields. Zhongchao Shanghai further launched the MDMOOC Wechat subscription account and MDMOOC mobile App in 2015 and 2016, respectively (together with the website, the “MDMOOC online platform”). Healthcare professionals in China can apply for registration with their healthcare qualification to get access to the MDMOOC online platform.

The programs available on the MDMOOC online platform enable the users to timely obtain extension knowledge of precedents, treatments, and first-hand experiences of various disease and other healthcare related matters. In addition, the MDMOOC online platform offers these professional users what we believe is one of the largest online libraries of continuing medical education programs in China that are produced in association with entities accredited by the National Health Commission of the PRC, such as Chinese Medical Association and Chinese Journal of Continuing Medical Education. From the convenience of their home or office computer and mobile App, the professional users can access a variety of accredited editorial resources and programs including online journal articles, medical conferences, and open classes and obtain continuing medical education credits which are required for the healthcare qualification of doctors, nurses, and pharmacists.

We believe MDMOOC online platform helps healthcare professionals improve their clinical knowledge and practice of medicine. Since launching in 2013, Zhongchao Shanghai has been continuously developing the MDMOOC online platform with new forms of Internet-based education solutions. There are currently approximately 2,976 education and training programs available on the MDMOOC online platform and free to the registered users. About 95% of all the programs are self-developed by the research and development team. The original content of these programs, including daily medical thesis, commentary, conference coverage, expert columns, and activities are written by the research and development team and authors from widely respected academic institutions, and edited and managed by the in-house editorial staff. The remaining 5% of programs are created under the purchase orders of the corporate or institution customers, where we develop customized programs with designated healthcare topics. Such 5% of programs are only available to certain registered users with program passcodes provided by the corporate or institution customers. The revenues are mainly sourced from these 5% of programs.

Zhongchao Shanghai currently provide the proprietary interactive programs via Practice Improvement (PI), a problem-based and case-based form of healthcare course, which integrates state-of-the-art treatment information and clinical cases for particular diseases into interactive practice modules; Community of Practice Share (COPS), an online and live clinical experience sharing platform that creates the most effective discussion in a particular healthcare domain or medical area due to the common interests of the users; Continuing Professional Development (CPD), a section of the platform that provides discussions and articles focusing on the future development and the differences between Continuing Medical Education (CME) and Continuing Professional Development (CPD), and other general information of physician competency framework and Meta-analysis. Our original, exclusive and proprietary content includes innovative features such as after-class quiz, key point summary and highlight during the courses, and peer-review and comments.

We believe that our ability to create, source, edit and organize online healthcare-related content, interactive education services, and training programs has made MDMOOC online platform one of the leading health destinations and most recognized information platform in healthcare sector in China. As of the date of this prospectus supplement, the MDMOOC online platform has more than 680,000 registered users, and we have collaborated with more than 2 million healthcare experts including over 700,000 physicians, and 1,300,000 allied healthcare professionals in medical academics, associations, and leading hospitals to develop training programs on needed basis.

Onsite Education Activities

In addition to healthcare information, education, and training via Internet-Plus, we organize onsite healthcare and medical training sessions and academic conferences from time to time under our “MDMOOC” brand. For instance, in January 2019, through Zhongchao Shanghai, we launched EWMA-certified (defined as below) wound-management collaboration training programs, covering the topics including but not limited to basic concepts of acute and chronic wounds, management of different levels of surgical and non-surgical wounds, the construction of different levels of wound centers, and medical staff collaboration in the process of wound management.

Zhongchao Shanghai cooperates with Beijing Chronic Disease Prevention and Health Education Research Association and Professor Yixin Zhang from the Ninth People’s Hospital of Shanghai Jiao Tong University School of Medicine to create courses titled “Essential Course for Wound Care Management” and “Advanced Course for Surgical Wound Treatment”. These courses have been certified and authorized by the European Wound Management Association (EWMA), a European not-for-profit umbrella organization, linking national wound management organizations, individuals and groups with interest in wound care. Zhongchao Shanghai plans to hold four (4) training programs for Essential Course for Wound Care Management and two (2) training programs for Advanced Course for Surgical Wound Treatment. Each program will accept no more than twenty (20) applicants who shall hold academic credential above undergraduate. It also require all applicants to have more than six-year working experience in the field of wound repair. Zhongchao Shanghai will issue a certificate to each of the applicant upon completion of the training as their proof of achievement and ability in the wound management and treatment.

As of the date of this prospectus supplement, Zhongchao Shanghai has successfully held the first short-term training program for Essential Course for Wound Care Management in Fujian, China from March 28, 2019 to April 4, 2019 and its first training program for Advanced Course for Surgical Wound Treatment from June 23, 2019 to June 30, 2019 in Jiangsu, China. Zhongchao Shanghai further held the second and third training programs for Essential Course for Wound Care Management in Zhejiang, China from August 25, 2019 to August 31, 2019 and our second and third training programs for Advanced Course for Surgical Wound Treatment from December 1, 2019 to December 7, 2019 in Jilin, China. As a result of the outbreak of COVID-19 pandemic, Zhongchao Shanghai postponed its original plan to hold the future training programs in the 1st quarter of 2020 in Zhengzhou, Henan Province. However, it successfully held the postponed Essential Courses for Wound Care Management and the Advanced Courses for Wound Treatment in Xi’an from September 10, 2020 to September 19, 2020, and in Hangzhou from December 18, 2020 to December 26, 2020, respectively.

We believe the combination of online and onsite services would provide the end-users the greatest convenience. With more choices of the forms of healthcare education, we enrich the learning experience of our end-users.

New Plug-in to Certain Programs- Assistance in Patient-Aid Projects

Commencing from the fourth quarter of 2018, in addition to providing training and education courses through our platforms, Zhongchao Shanghai has been engaged by certain customers on a project basis to establish individual columns on our MDMOOC online platform to provide training and knowledge of certain drug treatment for healthcare professionals and patients. Most of the drug treatments are cancer-related or rare disease-related. Zhongchao Shanghai establishes online columns to facilitate qualified patients to obtain free drug treatment from not-for-profit organizations (“NFPs”) till the earlier of the expiration of contract period or the free drugs are completely delivered. For each column, Zhongchao Shanghai plugs in features to manage the drug treatment including reviewing patients’ applications, tracking their usage of drugs, and collecting related information (such programs with new plug-in features are hereinafter referred as the “patient-aid projects”). Those customers are existing customers of us. They provide those drugs sponsored by pharmaceutical companies without charge to qualified patients and we charge those customers on our services in connection with the online columns and related training and management. In this way, we believe not only can we facilitate the clinical application of those drugs, but also benefit patients.

As of the date of this prospectus supplement, Zhongchao Shanghai has established nearly 25 columns, including 10 columns for drug treatment related to lung cancer, liver cancer, and extended blood cancer, and 47 columns for drug treatment of rare diseases, including drug treatment for pulmonary fibrosis, multiple sclerosis, and systemic lupus erythematosus. The total number of patients covered under these patient-aid projects reached nearly 46,375 by the end of 2020. Zhongchao Shanghai launched 6 columns for the treatment of rare diseases, including columns for the treatment of Fabry disease launched in mid-2020. We expect the numbers of columns for both cancer-related treatment and treatment of rare diseases to continue increase and to have covered more than 66,000 patients by the end of 2021

Sunshine Health Forums-Healthcare Information and Education for the Public

Our goal is not only to provide continuing education and training to healthcare professionals but to promote healthy lifestyle and provide healthcare knowledge to the public. In order to achieve that, Zhongchao Shanghai develops and operates the Sunshine Health Forums, online education-for-all platforms that disseminate articles and features related to healthcare and wellness education, medical behavior intervention, and newly developed health technology and application. Zhongchao Shanghai launched our Sunshine Health Forums in a form of website, www.ygjkclass.com, in May 2016 followed by WeChat subscription account in August 2016, and mobile App in 2017. Zhongchao Shanghai establishes one forum for each category of diseases for the convenience of the public. Zhongchao Shanghai cooperates with certain well-known we-media platforms in China, including but not limited Toutiao.com, Yidianzixun.com, Douyin.com, CN-Healthcare.com, iQiyi, Youku, and Huoshan.com to streamline its articles co-produced by healthcare professionals and itself.

Corporate Information

Our principal executive office is located on the 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040. Our telephone number is 021-32205987. We maintain a website at http://izcmd.com that contains information about our Company, though no information contained on our website is part of this prospectus.

Implications of Being An Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

●	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Potential PRC Approval Required for This Offering

On July 6, 2021, the relevant PRC government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As of the date of this prospectus supplement, no official guidance or related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of these opinions remain unclear at this stage. We could be subject to additional requirements that we obtain pre-approval of the CSRC and potentially other regulatory authorities to pursue this offering, including a cybersecurity review potentially required under the draft revised Measures for Cybersecurity Review. See “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this offering under PRC law.”

As of the date of this prospectus supplement, there are no PRC laws and regulations in force explicitly requiring that we obtain any permission from PRC authorities including the CSRC to issue securities to foreign investors. Based on existing PRC laws and regulations, as advised by our PRC legal advisor, neither we nor our subsidiaries are required to obtain any pre-approval from the CSRC to conduct this offering, subject to interpretation of the existing PRC laws and regulations by the PRC government authorities. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, sanctions or any regulatory objections to this offering from the CSRC.

THE OFFERING

Issuer	Zhongchao Inc.

Securities Offered	Class A Ordinary Shares having an aggregate offering price of up to $10,400,000.

Manner of Offering	We have entered into the sales agreement with US Tiger, dated December 17, 2021, relating to the sale of our Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement and the accompanying prospectus we may offer and sell Class A Ordinary Shares, $0.0001 par value per share, having an aggregate offering price of up to $10,400,000 from time to time through or to the sales agent. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-23 of this prospectus supplement.

Nasdaq	“ZCMD”

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See the section entitled “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk Factors	Investing in our Class A Ordinary Shares involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement and the accompanying prospectus, in our most recent Annual Report on Form 20-F as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making a decision to invest in our Class A Ordinary Shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 20-F, as amended,  for the fiscal year ended December 31, 2020, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Our shareholders will experience significant dilution upon the issuance of Class A Ordinary Shares.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A Ordinary Shares. Assuming that an aggregate of 5,810,055 Class A Ordinary Shares are sold at an assuming price of $1.79 per share, which was the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on December 17, 2021, pursuant to this prospectus supplement and the accompanying prospectus for gross proceeds of $10.4 million before deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of approximately $0.0853 per share. See the section entitled “Dilution” on page S-23 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class A Ordinary Shares during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our Class A Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Risks Related To Doing Business in China

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. We conduct our business primarily through our subsidiaries established in China. These subsidiaries are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and etc. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this offering under PRC law.

The Regulations on Mergers of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval is required, it is uncertain how long it will take for us to obtain such approval, and any failure to obtain or a delay in obtaining CSRC approval for this offering may subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC counsel has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of the Class A Ordinary Shares on Nasdaq under the M&A Rules because the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation. However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel.

Furthermore, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which PRC regulators are required to accelerate rulemaking related to overseas issuance and listing of securities, and improvement to the laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law, including (i) the draft Measures for the Security Assessment for Cross-border Transfer of Personal Information published by the Cyberspace Administration of China, or CAC, in 2019, which may, upon enactment, require security review before transferring personal information out of China, and (ii) draft amendment to the Cybersecurity Review Measures in July 2021, which provides that, among others, an application for cyber security review shall be made by an issuer who is a critical information infrastructure operator or a data processing operator as defined therein before such issuer’s listing in a foreign country if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. The draft measures were released for public comment only, and the draft provisions and anticipated adoption or effective date are subject to changes and thus its interpretation and implementation remain substantially uncertain. We cannot predict the impact of the draft measures, if any, on the operations of Zhongchao Shanghai at this stage, and we will closely monitor and assess any development in the rule-making process. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital raising activities and we may become subject to more stringent requirements with respect to matters including data privacy, and cross-border investigation and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus supplement, there are no PRC laws and regulations in force explicitly requiring that we obtain any permission from PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations. Our PRC counsel has advised us that, based on the above and its understanding of the current PRC laws and regulations, as of the date of this prospectus supplement, we are not required to submit an application to the CSRC, the CAC for the approval of this offering and the listing and trading of the Class A Ordinary Shares on Nasdaq. However, our PRC counsel has further advised us there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities. If it is determined in the future that CSRC, the CAC or other approval were required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Class A Ordinary Shares. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Class A Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the Class A Ordinary Shares.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and, could have a material adverse effect on our business and cause the value of our Class A Ordinary Shares worthless.

Our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined entity to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our Class A ordinary shares.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our Ordinary Shares may depreciate quickly. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Furthermore, our Company, our VIE and our subsidiaries, and our investors may face uncertainty about future actions by the government of China that could significantly affect the VIE and its operations, including the enforceability of the contractual arrangements. As of the date of this prospectus supplement, neither our Company nor our VIE has received or was denied permission from Chinese authorities to list on U.S. exchanges. However, there is no guarantee that our Company or VIE will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and cause the value of our Class A Ordinary Shares worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof, and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On July 10, 2021, the Cyberspace Administration of China, or the CAC, released the Cybersecurity Review Measures (Revised Draft for Solicitation of Comments), or the Revised Draft, pursuant to which operator holding more than one million users/users’ (which to be further specified) individual information shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public overseas. The procurement of network products and services, data processing activities and overseas listing should also be subject to cybersecurity review if they concern or potentially pose risks to national security. According to the effective Cybersecurity Review Measures, online platform/website operators of certain industries may be identified as critical information infrastructure operators by the CAC, once they meet standard as stated in the National Cybersecurity Inspection Operation Guide, and such operators may be subject to cybersecurity review. The scope of business operations and financing activities that are subject to the Revised Draft and the implementation thereof is not yet clear. As of the date of this prospectus supplement, we have not been informed by any PRC governmental authority of any requirement that we file for approval for this offering.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

Given that the above mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and have not yet taken effect (as applicable), their interpretation, application and enforcement are subject to substantial uncertainties.

We also face risks relating to our corporate structure. Investors in our Class A Ordinary Shares are not purchasing equity interests in the VIE domiciled in China under our control or in our PRC subsidiaries but instead are purchasing equity interests in a Cayman Islands holding company. You may never directly hold equity interests in our PRC operating companies. If the PRC government deems that our contractual arrangements with the consolidated VIEs domiciled in China under our control do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC regulatory authorities could disallow this structure, which would materially adversely affect our operations and the value of our Class A Ordinary Shares, and could cause the value of such securities to significantly decline or become worthless.

Our VIE or the holding company may be subject to approval or other requirement from PRC authorities in connection with this offering, and, if required, we cannot assure you that we will be able to obtain such approval or satisfy such requirement. If we failed to obtain such approval or satisfy such requirement, we may not able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and the value of our Class A Ordinary Shares may decrease or become worthless.

We, our subsidiaries, or VIE are currently not required to obtain permission or approval from the PRC authorities including CSRC or Cyberspace Administration of China for the VIE’s operation, nor have we, our subsidiaries, or VIE applied for or received any denial for the VIE’s operation. However, recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges or enter into VIE Agreements (including retroactively), and even if such permission is obtained, whether it will be denied or rescinded. As a result, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future business combination with a company with major operation in China.

Further, Chinese government continues to exert more oversight and control over Chinese technology firms. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ).

Therefore, China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, especially those in the technology filed. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures,” which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. In addition, the Office of the Central Cyberspace Affairs Commission and the Office of Cybersecurity Review under the CAC, published the Cybersecurity Review Measures (Revised Draft for Comments), or the “Review Measures Draft,” on July 10, 2021, which provides that, aside from CIIOs that intend to purchase internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review by the Cybersecurity Review Office. According to the Review Measures Draft, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Review Measures Draft further requires that critical information infrastructure operators and services and data processing operators that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office of PRC, if they plan to conduct listings in foreign countries. The deadline for public comments to the Review Measures Draft was July 25, 2021. While the Review Measures Draft has been released for consultation purpose, there is uncertainty about its final content, its adoption timeline or effective date, its final interpretation and implementation, and various other implications. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. As of the date of this prospectus, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. If the Review Measures Draft is enacted as proposed, we believe we may not be subject to the cybersecurity review by the CAC for this offering, given that: (i) we do not maintain, nor do we intend to maintain in the future, personally identifiable health information of patients and healthcare experts in China;  and (ii) data processed in our business is less likely to have a bearing on national security, thus it may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Review Measures Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Review Measures Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws should they be deemed applicable to our operations. We may be required to suspend new user registration in China or experience other disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources. There is no certainty as to how such review or prescribed actions would impact our operations and we cannot guarantee that any clearance can be obtained or any actions that may be required for our listing on the Nasdaq capital market and the offering as well can be taken in a timely manner, or at all.

Our VIE or the holding company may be subject to approval or other requirement from PRC authorities in connection with this offering, and, if required, we cannot assure you that we will be able to obtain such approval or satisfy such requirement. If we failed to obtain such approval or satisfy such requirement, we may not able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and the value of our Class A Ordinary Shares may decrease or become worthless.

We, our subsidiaries, or Zhongchao Shanghai are currently not required to obtain permission or approval from the PRC authorities including CSRC or Cyberspace Administration of China for Zhongchao Shanghai’s operation, nor have we, our subsidiaries, or VIE applied for or received any denial for Zhongchao Shanghai’s operation. However, recently, the Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges or enter into VIE Agreements (including retroactively), and even if such permission is obtained, whether it will be denied or rescinded. As a result, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in China. PCAOB may not be able to inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Our independent registered public accounting firm issued an audit opinion on the financial statements incorporated by reference in this prospectus filed with the SEC. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in 2018 and an ongoing inspection that started in November 2020. However, recent developments with respect to audits of companies of which the major operations are in China, such as us, create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditors through such inspections.

Inspections of other auditors conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The PCAOB is currently unable to conduct inspections of audit firms located in China and Hong Kong. They are currently able to conduct inspections of U.S. audit firms where audit work papers are located in China however PCAOB requests for work papers are subject to approval by Chinese authorities. The audit work papers for the Company are located in China.

In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA Act”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

While we understand that there has been dialogue among the China Securities Regulatory Commission (the “CSRC”), the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Delisting of our Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

Should the PCAOB be unable to fully conduct inspections of our auditors’ work papers in China, it will make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements, which would adversely affect the market price of our Class A Ordinary Shares.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus supplement and the accompanying prospectus for general corporate purposes. General corporate purposes may include but not limited to costs for research and development, sales and marketing activities, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the Class A Ordinary Shares sold in the offering exceeds the pro forma net tangible book value per Class A Ordinary Shares after the offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of Class A Ordinary Shares deemed to be outstanding at that date.

The net tangible book value of our Class A Ordinary Shares as of June 30, 2021 was approximately $33.1 million, or $1.7024 per share, based on 19,435,423 Class A Ordinary Shares outstanding as of that date.

After giving effect to the sale of our Class A Ordinary Shares during the term of the sales agreement, with US Tiger, dated December 17, 2021, in the aggregate amount of $10.4 million at an assumed offering price of $1.79 per share, the last reported sale price of our Class A Ordinary Shares on the Nasdaq on December 16, 2021, and before deducting commissions of the offering proceeds and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2021 would have been approximately $43 million, or $1.7047 per Class A Ordinary Shares. This represents an immediate increase in the net tangible book value of approximately $0.0023 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.0853 per share to new investors. The following table illustrates this per share dilution:

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$1.79
Net tangible book value per share as of June 30, 2021	$1.7024
Increase in net tangible book value per share attributable to this offering	$0.0023
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering	$1.7047

Dilution per share to new investors purchasing shares in this offering	$0.0853

The shares subject to the sales agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $10.4 million during the remaining term of the sales agreement is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.858 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.932 per share, before deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $10.4 million during the term of the sales agreement is sold at that price, would instead dilute our adjusted net tangible book value per share after the offering to $1.3201 per share and would increase in net tangible book value per share to new investors in this offering to $0.5301 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The table above is based on 19,435,423 Class A Ordinary Shares outstanding as of June 30, 2021

PLAN OF DISTRIBUTION

We have entered into the sales agreement with US Tiger under which we may issue and sell Class A Ordinary Shares from time to time up to $10,400,000 to or through US Tiger, acting as our sales agent. The sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our Ordinary Shares or to or through a market maker.

Each time that we wish to issue and sell Class A Ordinary Shares under the sales agreement, we will provide US Tiger with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Class A Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, US Tiger acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market, to sell shares of our Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the sales agreement. We or US Tiger may suspend the offering of Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Ordinary Shares, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and US Tiger may agree upon.

We will pay US Tiger commissions for its services in acting as our sales agent in the sale of our Class A Ordinary Shares pursuant to the sales agreement. The compensation to the US Tiger for sales of Class A ordinary shares under the sales agreement will be at maximum commission rates ranging from 1.0% to 3.0% of the gross sales price per share, depending upon the aggregate sales proceeds raised by the sales agent under the sales agreement. We have also agreed to reimburse US Tiger for its reasonable and documented out-of-pocket expenses (including legal fees) in an amount not to exceed $50,000, and for the reasonable and documented out-of-pocket expenses of US Tiger’s legal counsel; provided that our reimbursement obligation will not exceed $7,500 for each “bring-down” due diligence investigation performed by US Tiger.

We estimate that the total expenses for this offering, excluding compensation payable to US Tiger and certain expenses reimbursable to US Tiger under the terms of the sales agreement, will be approximately $450,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Class A Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of Ordinary Shares on our behalf, US Tiger will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of US Tiger will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to US Tiger against certain civil liabilities, including liabilities under the Securities Act.

US Tiger will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, US Tiger will not engage in any transactions that stabilizes our Class A Ordinary Shares.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all Class A Ordinary Shares subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to US Tiger. US Tiger may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

US Tiger and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by US Tiger, and US Tiger may distribute this prospectus supplement electronically.

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the Class A Ordinary Shares offered by this prospectus will be passed upon by Ogier, Cayman Islands. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York. Certain legal matters governed by the laws of the PRC will be passed upon for us by Zong Heng Law Firm. US Tiger is being represented in connection with this offering by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of three years in the period ended December 31, 2020 incorporated in this prospectus supplement and the accompanying prospectus by reference from Zhongchao Inc. Annual Report on Form 20-F for the year ended December 31, 2020 have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act of 1934, as amended, and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for review at the web site of the SEC referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, of 1934, as amended, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:

●	Annual Report on Form 20-F, as amended, for the year ended December 31, 2020;

●	The Form 6-K filed on May 6, 2021, June 15, 2021, July 30, 2021, and November 12, 2021;

●	The information specifically incorporated by reference into our Annual Report on Form 20-F/A for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on June 15, 2021;

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on February 13, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written requests for copies to us at 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040, Attention: Weiguang Yang, 021-32205987.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2021

PROSPECTUS

Zhongchao Inc.

$45,000,000

Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Units and Rights

We may, from time to time in one or more offerings, offer and sell up to $45,000,000 in the aggregate of Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $42.97 million based on the closing price of $2.66 per ordinary share on March 17, 2021 and 16,154,819 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZCMD.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 11 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $45,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Zhongchao,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to Zhongchao Inc., together with our subsidiaries.

COMMONLY USED DEFINED TERMS

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China, all references to “HKD” is to the legal currency of Hong Kong, and all references to “USD,” and “U.S. dollars” are to the legal currency of the United States;

●	“China” and “PRC” refer to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau, Taiwan and Hong Kong;

●	“Class A Ordinary Shares” refers to our Class A ordinary shares, $0.0001 par value per share;

●	“Class B Ordinary Shares” refers to our Class B ordinary shares, $0.0001 par value per share;

●	“Controlling Shareholder” refers to Mr. Weiguang Yang, the CEO of the Company;

●	Depending on the context, the terms “we,” “us,” “our company,” “our”, “Zhongchao” and “Zhongchao Cayman” refer to Zhongchao Inc., a Cayman Islands company, and its subsidiaries and affiliated companies;

●	“Horgos Zhongchao Medical” refers to Horgos Zhongchao Medical Technology Co., Ltd., a PRC company, which cancelled its registration on May 11, 2020;

●	“Horgos Zhongchao Zhongxing” refers to Horgos Zhongchao Zhongxing Medical Technology Co., Ltd., a PRC company, which cancelled its registration on September 16, 2020;

●	“mobile MAUs” are the number of unique IP address that various mobile devices having access to our MDMOOC mobile app or Sunshine Health Forums from mobile end at least once during a month. The numbers of our mobile MAUs are calculated using internal company data that has not been independently verified, and we treat each distinguishable device IP address as a separate user for purposes of calculating mobile MAUs, although inaccuracy may result from the possibility that one mobile device may have more than one IP addresses;

●	“monthly UVs” of MDMOOC website, MDMOOC.org, or the website of our Sunshine Health Forums, ygjkclass.com, are to the number of unique IP address that various internet browsers apply to access our websites, from either PC end or mobile end, at least once during a month. The numbers of our monthly UVs of our websites are calculated using internal company data that has not been independently verified, and we treat each distinguishable IP address as a separate user for purposes of calculating monthly UVs, although inaccuracy may result from the possibility that some individuals may have more than one IP address and/or share the same IP address with other individuals to access our platform;

●	“NFP(s)” refers to not-for-profit organizations;

●	“SAIC” refers to State Administration for Industry and Commerce in China and currently known as State Administration for Market Regulation;

●	“Shanghai Huijing” refers to Shanghai Huijing Information Technology Co., Ltd., a PRC company;

●	“Shanghai Jingyi” or “Shanghai Zhongxin” refers to Shanghai Zhongxin Medical Technology Co., Ltd, a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 16, 2020.

●	“Shanghai Maidemu” refers to Shanghai Maidemu Cultural Communication Corp., a PRC company;

●	“Shanghai Xingzhong” refers to Shanghai Xingzhong Investment Management LP, a PRC company;

●	“Shanghai Zhongxun” refers to Shanghai Zhongxun Medical Technology Co., Ltd., a PRC company;

●	“Zhongchao BVI” refers to Zhongchao Group Inc., a British Virgin Island company;

●	“Zhongchao HK” refers to Zhongchao Group Limited, a Hong Kong company;

●	“Zhongchao Shanghai” refers to Zhongchao Medical Technology (Shanghai) Co., Ltd., a PRC company;

●	“Zhongchao WFOE” refers to Beijing Zhongchao Zhongxing Technology Limited, a PRC company;

●	“Beijing Boya” refers to Beijing Zhongchao Boya Medical Technology Co., Ltd., a PRC company;

●	“Liaoning Zhixun” refers to Zhixun Internet Hospital (Liaoning) Co., Ltd., a PRC company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

History and Development of the Company

Our Corporate History and Structure

We are a holding company incorporated on April 16, 2019, under the laws of the Cayman Islands, or Zhongchao Cayman. We have no substantive operations other than holding all of the issued and outstanding shares of Zhongchao Group Inc., or Zhongchao BVI, established under the laws of the British Virgin Islands on April 23, 2019.

Zhongchao BVI is also a holding company holding all of the outstanding equity of Zhongchao Group Limited, or Zhongchao HK, which was established in Hong Kong on May 14, 2019. Zhongchao HK is also a holding company holding all of the outstanding equity of Beijing Zhongchao Zhongxing Technology Limited, or Zhongchao WFOE, which was established on May 29, 2019 under the laws of the PRC.

We conduct our business through our variable interest entity, or VIE, Zhongchao Medical Technology (Shanghai) Corp., or Zhongchao Shanghai, a PRC company, and through its wholly owned subsidiaries, including Shanghai Maidemu Cultural Communication Corp., or Shanghai Maidemu, Shanghai Zhongxun Medical Technology Co., Ltd., or Shanghai Zhongxun, Horgos Zhongchao Zhongxing Medical Technology Co., Ltd., or Horgos Zhongchao Zhongxing, Horgos Zhongchao Medical Technology Co., Ltd., or Horgos Zhongchao, Shanghai Zhongxin Medical Technology Co., Ltd (formerly known as “Shanghai Jingyi Medical Technology Co., Ltd.”, or “Shanghai Jingyi”), or Shanghai Zhongxin, Beijing Zhongchao Boya Medical Technology Co., Ltd., or Beijing Boya, and Zhixun Internet Hospital (Liaoning) Co., Ltd., or Liaoning Zhixun, each a PRC company. We commenced our operations under the name Zhongchao Medical Consulting (Shanghai) Limited, or Shanghai Zhongchao Limited, a limited liability company established under the laws of the PRC, to provide medical online and offline training services. Zhongchao Shanghai was incorporated on August 17, 2012 by Juru Guo and Baorong Xue, who held 60% and 40% equity interests in Zhongchao Shanghai respectively. On May 25, 2015, the two shareholders transferred all equity interests to Weiguang Yang who held 100% equity interests in Zhongchao Shanghai after the transfer. On January 15, 2016, the name was changed to Zhongchao Medical Technology (Shanghai) Co., Ltd. On February 5, 2016, the management completed its registration with the State Administration for Industry and Commerce, or SAIC, to convert Shanghai Zhongchao Limited into a company limited by shares, or Zhongchao Shanghai. Through direct ownership, Zhongchao Shanghai has established subsidiaries and branch offices in various cities in PRC, including Beijing, Shanghai, and Tianjin. In October 2020, we also established an office in Tokyo, Japan and will pursue potential market opportunities there.

On June 27, 2016, Zhongchao Shanghai was listed on the National Equities Exchange and Quotations Co., Ltd., or the NEEQ. At the time of listing, Weiguang Yang directly held 54.60% equity interests in Zhongchao Shanghai and Shanghai Xingzhong Investment Management LP. Ltd., a limited partnership incorporated under the PRC laws (“Shanghai Xingzhong”), directly held 17.90% equity interests in Zhongchao Shanghai. Shanghai Xingzhong was incorporated on September 22, 2015 by management of Zhongchao Shanghai as a platform for certain officers and employees holding founder shares. Pursuant to its partner agreement, Weiguang Yang is the general partner of Shanghai Xingzhong; and manages and operates Shanghai Xingzhong. He has the right, among others, to possess, manage, maintain and dispose the assets of Shanghai Xingzhong including its equity interest in Zhongchao Shanghai. As a result, Weiguang Yang controlled 72.50% equity interests in Zhongchao Shanghai upon listing on NEEQ.

To facilitate our initial public offering in the United States, Zhongchao Shanghai was delisted from NEEQ in February 2019. At the time of delisting, Weiguang Yang controlled 57.29% equity interests in Zhongchao Shanghai (43.41% of which was directly held and 13.88% of which was controlled through Shanghai Xingzhong). After the delisting, a minority shareholder of Zhongchao Shanghai transferred his shares to Mr. Yang. At the time of our restructure in August 2019, Mr. Yang controlled 58.78% equity interests in Zhongchao Shanghai (44.90% of which was directly held and 13.88% of which was controlled through Shanghai Xingzhong). To conclude, Zhongchao Shanghai has been under the control of Weiguang Yang since its initial listing on NEEQ in June 2016.

On June 24, 2019, Zhongchao Shanghai changed its name to Zhongchao Medical Technology (Shanghai) Limited. Zhongchao Shanghai engages in technology development, technology transfer, and technical services in the field of medical technology, technical consulting in the field of network technology, and medical information consulting.

On March 12, 2015, Zhongchao Shanghai established its wholly owned subsidiary, Shanghai Maidemu. Shanghai Maidemu engages in planning for cultural and artistic exchanges, designing, producing, acting for and publishing various kinds of advertisements, and medical consultation.

On May 27, 2017, Zhongchao Shanghai established its wholly owned subsidiary, Shanghai Zhongxun. Shanghai Zhongxun engages in technology development, transfer, service and consulting in the fields of medical technology and computer technology.

On September 12, 2017, Zhongchao Shanghai established its wholly owned subsidiary, Horgos Zhongchao Medical. Horgos Zhongchao Medical engages in technology development, transfer, service and consulting in the fields of medical technology and computer technology. On March 26, 2020, due to business adjustment, Horgos Zhongchao Medical started its dissolution and intends to apply to the registration authority for cancellation registration. It is now in the liquidation announcement period, which will end on May 10, 2020. Horgos Zhongchao Zhongxing will take over the business of Horgos Zhongchao Medical after it completes its dissolution registration.

On September 28, 2016, Shanghai Maidemu formed a joint venture with Ms. Hongxia Zhang and Ms. Shuhua Gao, contributing a 55% equity interest in Shanghai Huijing Information Technology Co., Ltd., or Shanghai Huijing, a PRC company. On January 21, 2019, Shanghai Huijing was 100% owned by Shanghai Maidemu. Shanghai Huijing engages in technology development, transfer, service and consulting in the fields of computer technology, graphic designing, website page designing, planning cultural and artistic exchanges.

On April 16, 2019, Zhongchao Cayman was incorporated in the Cayman Islands and issued 5,497,715 Class B Ordinary Shares at 0.0001 par value as founder shares to More Healthy Holding Limited, representing 80.94% of total voting power of the Company, on converted basis, given that each Class B Ordinary Share is entitled to 15 votes and each Class A Ordinary Share is entitled to 1 vote and assuming the exercise of the HF Warrant. More Healthy Holding Limited is a BVI company 100% owned by Weiguang Yang (“More Healthy”).

On July 29, 2019, Zhongchao Shanghai established its wholly owned subsidiary, Horgos Zhongchao Zhongxing. Horgos Zhongchao Zhongxing engages in technology development, transfer, service and consulting in the fields of medical technology and computer technology.

On August 14, 2019, Zhongchao Cayman completed a reorganization of entities under common control of Weiguang Yang, who owned a majority of the voting power of Zhongchao Cayman prior to the reorganization. Zhongchao Cayman, Zhongchao BVI, and Zhongchao HK were established as the holding companies of Zhongchao WFOE. Zhongchao WFOE is the primary beneficiary of Zhongchao Shanghai and its subsidiaries, and all of these entities included in Zhongchao Cayman are under common control which results in the consolidation of Zhongchao Shanghai and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

As part of the Company’s organization for the purpose of the initial public offering and listing on Nasdaq, on August 1, 2019, the Company and HF Capital Management Delta, Inc., a company incorporated under the laws of the Cayman Islands (“HF Capital”) entered into a certain warrant agreement to purchase Class A Ordinary Shares of the Company (the “HF Warrant”). At the issuance of the HF Warrant, Yantai Hanfujingfei Investment Centre (LP), a limited partnership incorporated under PRC laws (“Yantai HF”, whose managing partner, Hanfor Capital Management Co., Ltd., is the sole member of HF Capital, and together with “HF Capital” hereinafter collectively referred to as “HF”) was a 6.25 % shareholder of Zhongchao Shanghai (which represented 1,350,068 shares in Zhongchao Shanghai, among which 675,068 shares were issued by Zhongchao Shanghai and the remaining 675,000 shares were purchased from two pre-existing shareholders) and planned to withdraw its capital contribution in Zhongchao Shanghai but to contribute the same amount of capital to Zhongchao Cayman directly via HF Capital. As HF Capital needs to complete necessary administrative registration required under Chinese regulations of outbound direct investments (ODI) to hold equity interest in Zhongchao Cayman, the HF Warrant entitles HF Capital to purchase 1,350,068 Class A Ordinary Shares, representing 6.25% economic beneficial interest, or 1.37% of the voting ownership interest of the Company as of December 31, 2019, or 5.42% economic beneficial interest, or 1.33% of the voting ownership interest of the Company as of the date of this prospectus, from the Company, if the following conditions are met:

1)	All PRC governmental consent and approval required for HF Capital to exercise the warrant and payment of the capital contribution have been obtained, including without limitation, any approval or filing with respect to HF Capital’s investment into the Company, and payment by HF Capital of the capital contribution to the Company, and reasonable evidence thereof shall have been provided to the Company;

2)	HF Capital has fully paid the capital contribution to Zhongchao Cayman; and

3)	The Company released the paid-in capital of Yantai HF from Zhongchao Shanghai.

The HF Warrant was issued in connection with a framework agreement among Zhongchao Shanghai, Mr. Weiguang Yang, and Yantai HF dated August 1, 2019 (the “Framework Agreement”), pursuant to which Zhongchao Shanghai has agreed to complete Yantai HF’s withdrawal of capital contribution in Zhongchao Shanghai no later than one month following the completion of HF Capital’s ODI and HF has agreed to invest the same amount of fund in U.S. dollars in Zhongchao Cayman upon the completion of its ODI registration. In addition, the parties have agreed to, once the ODI registration of HF Capital is completed, deposit Yantai HF’s capital contribution into a bank account mutually controlled by Zhongchao Shanghai and Yantai HF, to be used as HF Capital’s capital contribution in Zhongchao Cayman.

As of the date of this prospectus, the registration of Yantai HF’s withdrawal of its capital contribution in Zhongchao Shanghai has been completed with local State Administration for Industry and Commerce. The paid-in capital of Yantai HF in an amount of RMB20 million (approximately US$2.9 million) is currently being held in the corporate bank account of Zhongchao Shanghai and is to be deposited in a designated bank account mutually controlled by Zhongchao Shanghai and Yantai HF after the completion of HF Capital’s ODI procedures and to be released as HF Capital’s capital contribution in Zhongchao Cayman as provided in the Framework Agreement. According to the Administrative Measures for the Outbound Investment by Enterprises promulgated by the NDRC on December 26, 2017 which became effective on March 1, 2018, the Administrative Measures on Outbound Investments promulgated by the MOFCOM on September 6, 2014 which became effective on October 6, 2014, and the Notice of the SAFE on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment promulgated by the SAFE on 13 February 2015 which became effective on June 1, 2015, the procedures of ODI include obtaining the Filing Notice of Outbound Direct Investment Projects issued by the competent branch of the NDRC, the Certificate of Outbound Direct Investment of Enterprises issued by the competent branch of the MOFCOM, and completing the foreign exchange registration of outbound direct investments. HF Capital is currently in the process of completing its ODI procedures. HF has further committed that in any event if it cannot complete its ODI procedures, HF shall make such capital contribution to Zhongchao Shanghai in an amount of RMB20 million (approximately US$2.9 million) or to Zhongchao Cayman in the same amount of fund in U.S. dollars, subject to certain condition.

On March 26, 2020, the board of Horgos Zhongchao Medical, one of the wholly-owned subsidiaries of the Company, approved its dissolution. The application for cancellation registration was approved by the registration authority on May 11, 2020.

On August 1, 2020, all shareholders of Zhongchao Shanghai, except Mr. Yang and Shanghai Xingzhong, decided to withdraw their capital contribution from Zhongchao Shanghai (the “Capital Reduction”). Given the effect of the Capital Reduction, Mr. Yang became the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingzhong. The Company was advised by its PRC counsel that the VIE arrangements consisting of a series of six agreements with Zhongchao Shanghai (the “Original VIE Arrangements”) shall be terminated, except for the Master Exclusive Service Agreement by and between Zhongchao WFOE and Zhongchao Shanghai dated as of August 14, 2019, to reflect the Capital Reduction. On September 10, 2020, Zhongchao WFOE, and Zhongchao Shanghai, and its shareholders signed a confirmation agreement to confirm that the Original VIE Agreements have been terminated because of the Capital Reduction.

Accordingly, on September 10, 2020, to clarify the legal effect of the Capital Reduction and to sustain the effective control over Zhongchao Shanghai by the Company, Mr. Yang and Shanghai Xingzhong, as the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the Original VIE Arrangements except the number of shareholders of Zhongchao Shanghai reduced to two (the “New VIE Agreements”). Upon entry into the New VIE Agreements, the Original VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

The board of directors of the Company approved and ratified the New VIE Agreements. The Company does not expect any negative impact of these New VIE Agreements on its operation. The New VIE Agreements enable Zhongchao WFOE and the Company to keep the effective control over Zhongchao Shanghai.

On November 16, 2020, Shanghai Jingyi, a subsidiary of the Company changed its name to Shanghai Zhongxin Medical Technology Co., Ltd. (“Shanghai Zhongxin”).

On September 16, 2020, Horgos Zhongchao Zhongxing, one of the wholly-owned subsidiaries of the Company, cancelled its registration.

In September 2020, we established an office in Tianjin as the offices for medical service staff and technic staff. In October 2020, we established an office in Japan and will pursue potential market opportunities there.

In addition, on April 27, 2020, Beijing Boya was incorporated under the PRC laws, of which 70% of its equity was owned by Zhongchao Shanghai and 30% of its equity was entrusted to Zhongchao Shanghai by the other shareholder Zhengbo Ma through a certain share entrustment agreement on April 27, 2020. Beijing Boya is primarily engaged in online hospital services, medical services, elderly nursing services, remote healthcare management services, healthcare consultation services, sales of medical appliances and other medical products.

On October 12, 2020, two shareholders of Shanghai Jingyi, Li Dai and Hegang Ma, transferred their shares to Mr. Weiguang Yang. As a result, Mr. Weiguang Yang holds 49% of Shanghai Jingyi’s equity and Zhongchao Shanghai holds 51% of its equity. Through a certain entrustment agreement on November 1, 2020, Mr. Weiguang Yang agreed to hold his equity interest of Shanghai Zhongxin on behalf of Shanghai Zhongxun.

On October 23, 2020, Shanghai Jingyi changed its name to Shanghai Zhongxin Medical Technology Co., Ltd., or Shanghai Zhongxin.

On December 16, 2020, Mr. Weiguang Yang transferred certain parts of his shares to Zhongchao Yixin and Zhongren Yixin. As a result, Mr. Weiguang Yang, Zhongchao Yixin, and Zhongren Yixin holds 19%, 20% and 10% of the equity interest of Shanghai Jingyi, respectively.

The following charts summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each one of the shareholders of the Company given that each Class B Ordinary Share will be entitled to 15 votes as compared to Class A Ordinary Share, each one of which will be entitled to 1 vote.

(1)	Represents 5,497,715 Class B Ordinary Shares held by Mr. Weiguang Yang (“Yang”), the 100% owner of More Healthy Holding Limited (“More Healthy”).
(2)	Represents an aggregate of 10,988,809 Class A Ordinary Shares including 9,638,741 Class A Ordinary Shares held by 11 shareholders of Company, each one of which holds less than 5% voting ownership interests of the Company, as of the date of this prospectus and 1,350,068 Class A Ordinary Shares to be issued upon exercise of the HF Warrant. See footnote 3 below.

(3)	In order to directly hold equity interest in the Company, HF Capital Management Delta, Inc. (“HF Capital”) has to complete certain registration and obtain approval with local governmental authority in PRC. As a part of reorganization and due to the aforementioned factor, HF Capital was granted a warrant to purchase 1,350,068 Class A Ordinary Shares of the Company at a price $0.0001 per share or such other amount agreed by the Company and HF Capital at a grant price of RMB 20,000,000 (approximately USD$2.9 million) conditioned upon (i) HF Capital completes necessary registration and obtains approval with local governmental authority in PRC for its direct investment in the Company and (ii) Zhongchao Shanghai shall have paid HF Capital RMB 20,000,000 as returned capital contribution in Zhongchao Shanghai. The above chart assumes that HF Capital has not exercised such warrant.
(4)	Represents RMB 2.74 million (approximately USD$0.4 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus.
(5)	Represents RMB 9.70 million (approximately USD$1.4 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus.
(6)	Represents RMB 1.35 million (approximately USD$0.2 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus.
(7)	Represents RMB 3.00 million (approximately USD$0.4 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus. Shanghai Xingzhong Investment Management LP. Ltd., a limited partnership incorporated under the PRC laws (“Shanghai Xingzhong”), the general partner of which is Weiguang Yang. As the general partner of Shanghai Xingzhong, Weiguang Yang exercises the voting rights with respect to the shares held by Shanghai Xingzhong.
(8)	Represents RMB 1.35 million (approximately USD$0.2 million) subscribed capital contribution to Zhongchao Shanghai, as of the date of this prospectus.
(9)	Beijing Boya was incorporated under the PRC laws on April 27, 2020, of which 70% of its equity was owned by Zhongchao Shanghai and 30% of its equity was entrusted to Zhongchao Shanghai by the other shareholder Zhengbo Ma through a certain share entrustment agreement on April 27, 2020.
(10)	Shanghai Zhongxin, a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 16, 2020. On October 12, 2020, two shareholders of Shanghai Jingyi, Li Dai and Hegang Ma, transferred their shares to Mr. Weiguang Yang. As a result, Mr. Weiguang Yang holds 49% of Shanghai Jingyi’s equity and Zhongchao Shanghai holds 51% of its equity. On November 1, 2020, Mr. Weiguang Yang transferred certain parts of his shares to Zhongchao Yixin and Zhongren Yixin. As a result, Mr. Weiguang Yang, Zhongchao Yixin, and Zhongren Yixin hold 19%, 20% and 10% of the equity interest of Shanghai Jingyi, respectively. Through certain entrustment agreements, Mr. Weiguang Yang, Zhongchao Yixin and Zhongren Yixin hold 19%, 20% and 10% of the equity interest of Shanghai Jingyi on behalf of Shanghai Zhongxun, respectively. As a result, Shanghai Zhongxun owns 100% of Shanghai Zhongxin’s equity interest.

Business Overview

Our Company

We are a provider of healthcare information, education, and training services to healthcare professionals and the public in China. We offer a wide range of online and onsite health information services, healthcare education programs, and healthcare training products, consisting primarily of clinical practice training, open classes of popular medical topics, interactive case studies, academic conference and workshops, continuing education courses, and articles and short videos with educational healthcare content to healthcare professionals as well as the public. The services, programs, and products that we provide:

●	make it easier for healthcare professionals to access healthcare reference sources, stay abreast of the latest medical information, learn about new treatment options, earn continuing medical education credits and communicate with peers; and

●	enable the public to obtain health information on a particular disease or condition, offer content on topics of individual interest, improve public health consciousness, and promote people’s lifestyle.

We provide our healthcare information, education, and training services to the healthcare professionals under our “MDMOOC” brand, which we believe is one of the leading consumer brands in China’s healthcare training and education sector, as evidenced by the Securities Research Report on online medical care industry by Essence Securities Co., Ltd., a company provides securities services throughout China, where we are considered as one of the main and typical public company proving medical training with doctor interactive and online training platform and leading the Internet medical education industry. We provide our healthcare educational content to the public via our “Sunshine Health Forums”, which, based on the amount of the registered users and daily review volume, we believe is one of the largest platforms in China, for general healthcare knowledge and information to the public.

We commenced our operation, through Zhongchao Shanghai, in August 2012 with a vision to offer a wide range of accessible and immediate healthcare information and continuous learning and training opportunities for Chinese healthcare professionals. Since our inception, we have focused on developing our information, education, and training programs to address the needs in the healthcare industry in China; and developing online platforms and onsite activities to deliver our information services, education programs and training products.

MDMOOC-Healthcare Information, Education, and Training for Professionals

Online Platforms

We launched our first online platform in a form of website, www.mdmooc.org, under our “MDMOOC” brand in 2013 to provide information, education, and training services to physicians and allied healthcare professionals, such as pharmacists and nurses primarily located in China, via Internet-Plus solutions. Internet Plus refers to the applications of the internet and other information technology in conventional industries, such as manufacturing, education and healthcare. It is an incomplete equation where various internet (mobile, cloud computing, big data or Internet of Things) can be added to other traditional fields. We further launched our MDMOOC Wechat subscription account and MDMOOC mobile App in 2015 and 2016, respectively (together with the website, the “MDMOOC online platform”). Healthcare professionals in China can apply for registration with their healthcare qualification to get access to our MDMOOC online platform.

The programs available on our MDMOOC online platform enable our users to timely obtain extension knowledge of precedents, treatments, and first-hand experiences of various disease and other healthcare related matters. In addition, our MDMOOC online platform offers these professional users what we believe is one of the largest online libraries of continuing medical education programs in China that are produced in association with entities accredited by the National Health Commission of the PRC, such as Chinese Medical Association and Chinese Journal of Continuing Medical Education. From the convenience of their home or office computer and mobile App, our professional users can access a variety of accredited editorial resources and programs including online journal articles, medical conferences, and open classes and obtain continuing medical education credits which are required for the healthcare qualification of doctors, nurses, and pharmacists.

We believe MDMOOC online platform helps healthcare professionals improve their clinical knowledge and practice of medicine. Since launching in 2013, we have been continuously developing our MDMOOC online platform with new forms of Internet-based education solutions. There are currently approximately 2,976 education and training programs available on our MDMOOC online platform and free to our registered users. About 95% of all our programs are self-developed by our research and development team. The original content of these programs, including daily medical thesis, commentary, conference coverage, expert columns, and activities are written by our research and development team and authors from widely respected academic institutions, and edited and managed by our in-house editorial staff. The remaining 5% of programs are created under the purchase orders of our corporate or institution customers, where we develop customized programs with designated healthcare topics. Such 5% of programs are only available to certain registered users with program passcodes provided by our corporate or institution customers. Our revenues are mainly sourced from these 5% of programs.

We currently provide our proprietary interactive programs via Practice Improvement (PI), a problem-based and case-based form of healthcare course, which integrates state-of-the-art treatment information and clinical cases for particular diseases into interactive practice modules; Community of Practice Share (COPS), an online and live clinical experience sharing platform that creates the most effective discussion in a particular healthcare domain or medical area due to the common interests of the users; Continuing Professional Development (CPD), a section of our platform that provides discussions and articles focusing on the future development and the differences between Continuing Medical Education (CME) and Continuing Professional Development (CPD), and other general information of physician competency framework and Meta-analysis. Our original, exclusive and proprietary content includes innovative features such as after-class quiz, key point summary and highlight during the courses, and peer-review and comments.

We believe that our ability to create, source, edit and organize online healthcare-related content, interactive education services, and training programs has made MDMOOC online platform one of the leading health destinations and most recognized information platform in healthcare sector in China. As of the date of this prospectus, our MDMOOC online platform has more than 680,000 registered users, and we have collaborated with more than 2 million healthcare experts including over 700,000 physicians, and 1,300,000 allied healthcare professionals in medical academics, associations, and leading hospitals to develop training programs on needed basis.

Onsite Education Activities

In addition to healthcare information, education, and training via Internet-Plus, we organize onsite healthcare and medical training sessions and academic conferences from time to time under our “MDMOOC” brand. For instance, in January 2019, we launched EWMA-certified (defined as below) wound-management collaboration training programs, covering the topics including but not limited to basic concepts of acute and chronic wounds, management of different levels of surgical and non-surgical wounds, the construction of different levels of wound centers, and medical staff collaboration in the process of wound management.

We cooperate with Beijing Chronic Disease Prevention and Health Education Research Association and Professor Yixin Zhang from the Ninth People’s Hospital of Shanghai Jiao Tong University School of Medicine to create courses titled “Essential Course for Wound Care Management” and “Advanced Course for Surgical Wound Treatment”. These courses have been certified and authorized by the European Wound Management Association (EWMA), a European not-for-profit umbrella organization, linking national wound management organizations, individuals and groups with interest in wound care. We plan to hold four (4) training programs for Essential Course for Wound Care Management and two (2) training programs for Advanced Course for Surgical Wound Treatment. Each program will accept no more than twenty (20) applicants who shall hold academic credential above undergraduate. We also require all applicants to have more than six-year working experience in the field of wound repair. We will issue a certificate to each of the applicant upon completion of the training as their proof of achievement and ability in the wound management and treatment

As of the date of this prospectus, we have successfully held the first short-term training program for Essential Course for Wound Care Management in Fujian, China from March 28, 2019 to April 4, 2019 and our first training program for Advanced Course for Surgical Wound Treatment from June 23, 2019 to June 29, 2019 in Jiangsu, China. We further held the second and third training programs for Essential Course for Wound Care Management in Zhejiang, China from August 25, 2019 to August 31, 2019 and our second and third training programs for Advanced Course for Surgical Wound Treatment from December 1, 2019 to December 7, 2019 in Jilin, China. As a result of the outbreak of COVID-19 and pandemic, we postponed our original plan to hold our future training programs in the 1st quarter of 2020 in Zhengzhou, Henan Province. However, we successfully held the postponed Essential Courses for Wound Care Management and the Advanced Courses for Wound Treatment in Xi’an from September 10, 2020 to September 18 2020, and in Hangzhou from December 18, 2020 to December 26, 2020, respectively.

We believe the combination of online and onsite services would provide our end-users the greatest convenience. With more choices of the forms of healthcare education, we enrich the learning experience of our end-users.

New Plug-in to Certain Programs- Assistance in Patient-Aid Projects

Commencing from the fourth quarter of 2018, in addition to providing training and education courses through our platforms, we have been engaged by certain customers on a project basis to establish individual columns on our MDMOOC online platform to provide training and knowledge of certain drug treatment for healthcare professionals and patients. Most of the drug treatments are cancer-related or rare disease-related. We establish online columns to facilitate qualified patients to obtain free drug treatment from not-for-profit organizations (“NFPs”) till the earlier of the expiration of contract period or the free drugs are completely delivered. For each column, we plug in features to manage the drug treatment including reviewing patients’ applications, tracking their usage of drugs, and collecting related information (such programs with new plug-in features are hereinafter referred as the “patient-aid projects”). Those customers are existing customers of us. They provide those drugs sponsored by pharmaceutical companies without charge to qualified patients and we charge those customers on our services in connection with the online columns and related training and management. In this way, we believe not only can we facilitate the clinical application of those drugs, but also benefit patients.

As of the date of this prospectus, we have established nearly 10 columns for cancer-related drug treatment, including drug treatment for lung cancer, liver cancer, and extended blood cancer, and 4 columns for drug treatment of rare diseases, including drug treatment for pulmonary fibrosis, multiple sclerosis, and systemic lupus erythematosus. The total number of patients covered under these patient-aid projects has reached nearly 45,000 by the end of 2020. We have launched another 3 or 4 columns for the treatment of rare diseases, including Fabry disease and Gaucher disease in mid-2020. We expect the numbers of columns for both cancer-related treatment and treatment of rare diseases double by the end of 2021, coving an aggregate of nearly 65,000 patients.

Sunshine Health Forums-Healthcare Information and Education for the Public

Our goal is not only to provide continuing education and training to healthcare professionals but to promote healthy lifestyle and provide healthcare knowledge to the public. In order to achieve that, we develop and operate the Sunshine Health Forums, online education-for-all platforms that disseminate articles and features related to healthcare and wellness education, medical behavior intervention, and newly developed health technology and application. We launched our Sunshine Health Forums in a form of website, www.ygjkclass.com, in May 2016 followed by WeChat subscription account in August 2016, and mobile App in 2017. We establish one forum for each category of diseases for the convenience of the public. We cooperate with certain well-known we-media platforms in China, including but not limited Toutiao.com, Yidianzixun.com, Douyin.com, CN-Healthcare.com, iQiyi, Youku, and Huoshan.com to streamline our articles co-produced by healthcare professionals and us.

Corporate Information

Our principal executive office is located on the 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040. Our telephone number is 021-32205987. We maintain a website at http://izcmd.com that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 30, 2021, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized capital stock consists of 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As of May 13, 2021, there were 18,085,355 Class A Ordinary Shares and 5,497,715 Class B Ordinary Shares outstanding.

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $45,000,000 in the aggregate of:

●	Ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

Our authorized capital stock consists of 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As of May 13, 2021, there were 18,085,355 Class A Ordinary Shares and 5,497,715 Class B Ordinary Shares outstanding (not including 1,350,068 Class A Ordinary Shares to be issued upon exercise of the HF Warrant issued to HF Capital. For more details regarding the HF Warrant, please see “Our Corporate History and Structure”).

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

The following are summaries of material provisions of our M&A, corporate governance policies and the Companies Act (Revised) of the Cayman Islands (“Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares.

Objects of Our Company

Under our M&A, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Share Capital

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to 1 vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of M&A, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to 15 votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the M&A, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder on a one to one basis.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our M&A.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to 15 votes, and each Class A Ordinary Share is entitled to 1 vote, voting together as one class. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; one or more members holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all Ordinary Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative, shall be a quorum for all purposes provided always that if the Company has one (1) member of record, the quorum shall be that one (1) member present in person or by proxy. To avoid confusion for the purpose, when counting the quorum, each issued and outstanding Class A Ordinary Share has one (1) vote and each issued and outstanding Class B Ordinary Share has fifteen (15) votes. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, be varied with the resolution of at least two thirds of the issued shares of that class or a resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy or with the consent in writing of the holders of at least two-thirds of the issued shares of that class.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Act. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our M&A authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Our Board of Directors may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum of Association provides for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the M&A relating to variations to rights of shares.

Anti-Takeover Provisions

Some provisions of our M&A may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our M&A); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. However, our M&A provide that we shall hold a general meeting in each year as our annual general meeting other than the year in which the M&A were adopted at such time and place as determined by the directors. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our M&A do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Act, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Act);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Preferred Shares

As all the current authorized share capital is designated as Ordinary Shares, shareholders’ special resolution will be needed to amend the Company’s M&A to alter its authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there is an outstanding warrant to purchase 1,350,068 Ordinary Shares.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation, located in Clearwater, Florida. Their mailing address is 2849 Executive Drive, Suite 2800, Clearwater, FL 33762. Their phone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “ZCMD.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements  as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Marcum Bernstein & Pinchuk LLP is located at Suite 830, 7 Penn Plaza, New York, New York, 10001.

FINANCIAL INFORMATION

The financial statements as of December 31, 2020 and 2019 for the years ended December 31, 2020, 2019 and 2018 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on January 13, 2021, March 17, 2021 and May 6, 2021; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39229) filed with the Commission on February 13, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040, Attention: Weiguang Yang, 021-32205987.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://izcmd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

$10,400,000

Class A Ordinary Shares

U.S. TIGER SECURITIES, INC.

The date of this Prospectus Supplement is December 17, 2021.